EXHIBIT 10.3

AMENDMENT NO. 2

AMENDMENT NO. 2, dated as of January 13, 2005 (“Amendment”), to the Master Repurchase Agreement, dated as of June 30, 2004 (the “Repurchase Agreement”), as amended by Amendment No. 1, dated as of November 10, 2004, each between IXIS REAL ESTATE CAPITAL INC. (“Buyer”) and ENCORE CREDIT CORP. (“Seller”).

RECITALS

WHEREAS, the parties hereto have entered into the Repurchase Agreement;

WHEREAS, the parties hereto desire to modify the Repurchase Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Unless otherwise defined herein, terms defined in the Repurchase Agreement are used herein as therein defined.

2.	Amendments.

a. Section 2 of the Repurchase Agreement is hereby amended by deleting the definition of “FICO Sub-limit” in its entirety and replacing it with the following:

““FICO Sub-Limit” shall mean, with respect to Mortgage Loans with FICO scores less than 550 and greater than or equal to 500, an amount not to exceed $40,000,000; provided Buyer shall have the right, upon written notice to Seller, from time to time, to reduce the FICO Sub-Limit to an amount not less than 16% of the then outstanding Purchase Price of the Transactions.”

b. Section 2 of the Repurchase Agreement is hereby amended by deleting the definition of “Non-Owner Occupied Sub-limit” in its entirety and replacing it with the following:

““Non-Owner Occupied Sub-Limit” shall mean an amount not to exceed $20,000,000; provided Buyer shall have the right, upon written notice to Seller, from time to time, upon written notice to Seller, to reduce the Non-Owner Occupied Sub-Limit to not less than 8% of the aggregate outstanding Purchase Price of the Transactions.”

c. Section 2 of the Repurchase Agreement is hereby amended by deleting the definition of “Townhouse/Condominium Sub-limit” in its entirety and replacing it with the following:

““Townhouse/Condominium Sub-Limit” shall mean an amount not to exceed $25,000,000; provided Buyer shall have the right, upon written notice to Seller, from time to time, to reduce the Second Lien Sub-Limit to an amount not less than 10% of the then aggregate outstanding Purchase Price of the Transactions.”

d. Schedule 1 of the Repurchase Agreement is hereby amended by deleting paragraph (52) in its entirety and replacing it with the following:

“(52) Origination Date. The Origination Date is no earlier than ninety (90) calendar days prior to the date the Mortgage Loan is initially purchased by Buyer.”

3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Repurchase Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

IXIS REAL ESTATE CAPITAL INC.

By:
Name:
Title:

By:
Name:
Title:

ENCORE CREDIT CORP.

By:	/s/ WILLIAM E. MOFFATT
Name: William E. Moffatt
Title: Treasurer